CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 63 to Registration Statement No. 002-85905 on Form N-1A of AIM Sector Funds (Invesco Sector Funds) (the “Registration Statement”) of our report dated August 21, 2009, relating to the financial statements and financial highlights of Van Kampen American Value Fund (the “Fund”) appearing in the Annual Report on Form N-CSR of the Fund for the year ended June 30, 2009.

/s/ Deloitte & Touche LLP
Chicago, IL
October 22, 2010